      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 1997
                                                   REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                             INTERACTIVE GROUP, INC.
             (Exact name of Registrant as specified in its charter)

                                  ------------

                  Delaware                                  95-2925769
        (State or other jurisdiction                     (I.R.S. Employer
     of incorporation or organization)                Identification Number)

                             5095 Murphy Canyon Road
                           San Diego, California 92123
                                 (619) 560-8525
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  ------------

                          EMPLOYEE STOCK PURCHASE PLAN
                       1997 NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the plans)

                                  ------------

                                 Mark Hellinger
                      President, Chief Operating Officer and
                           Chief Financial Officer
                             INTERACTIVE GROUP, INC.
                             5095 Murphy Canyon Road
                           San Diego, California 92123
                                 (619) 560-8525
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  ------------

                                   Copies to:

                              D. Bradley Peck, Esq.
                             Lance W. Bridges, Esq.
                               COOLEY GODWARD LLP
                              4365 Executive Drive
                               San Diego, CA 92121
                                 (619) 550-6000

                                  ------------

                                          CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                               PROPOSED MAXIMUM   PROPOSED MAXIMUM
                                                                OFFERING PRICE       AGGREGATE
       TITLE OF EACH CLASS OF                  AMOUNT TO         PER SHARE(1)    OFFERING PRICE(1)      AMOUNT OF
    SECURITIES TO BE REGISTERED              BE REGISTERED                                           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------

  Common Stock, $.001 par value                 350,000             $6.16            $2,156,000          $653.33
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sales price of Registrant's Common Stock on June 24, 1997 as reported on the Nasdaq National Market System. The following chart shows the calculation of the registration fee.

=================================================================================================
                                                                Offering Price      Aggregate
           Type of Shares                     Number of Shares     Per Share     Offering Price
-------------------------------------------------------------------------------------------------
Additional shares of Common Stock
issuable pursuant to the Employee                  100,000          $   6.16       $  616,000
Stock Purchase Plan
-------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to
the 1997 Nonstatutory Stock Option                 250,000          $   6.16       $1,540,000
Plan
=================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Interactive Group, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

                  a) The Registrant's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited consolidated financial statements for the Registrant's latest fiscal year for which such statements have been filed, or (2) the Registrant's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited consolidated financial statements for the Registrant's latest fiscal year.

                  b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

                  c) The description of the Registrant's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Incorporation by Reference of Contents of Registration Statement on Form S-8 No. 333-290. The contents of the Registration Statement on Form S-8 No. 333-290 filed with the Securities and Exchange Commission on January 16, 1996 is incorporated by reference herein.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the Delaware General Corporation Law (the "Delaware Law"), the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

         The Registrant's Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the Delaware Law and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director' s duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

         The Registrant has entered into indemnity agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

         The Registrant has an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities, arising under the Securities Act or otherwise.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.                Description
-----------                -----------
    4.1   Registrant's Certificate of Incorporation. (1)
    4.2   Registrant's Bylaws. (1)
    4.3   Specimen Stock Certificate. (1)
    5.1   Opinion of Cooley Godward LLP.
    10.1  Employee Stock Purchase Plan, as amended on March 31, 1997.
    10.2  1997 Nonstatutory Stock Option Plan.
    23.1  Consent of Ernst & Young LLP.
    23.2  Consent of Romito, Tomasetti & Associates, P.C.
    23.3  Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
    24.1  Power of Attorney. Reference is made to page 7.

----------------
(1) Filed as an exhibit to the Registration Statement on Form S-1 (No. 33-90816), and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a) Rule 415 Offering.

             The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings Incorporating Subsequent Exchange Act Documents By
Reference.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 27, 1997.

                                       INTERACTIVE GROUP, INC.

                                       By /s/ ROBERT C. VERNON
                                          --------------------------------------
                                          Robert C. Vernon
                                          Chairman of the Board, Chief
                                          Executive Officer and Secretary

                              POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Vernon and Mark Hellinger and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                Title                                          Date
         ---------                                -----                                          ----
/s/ ROBERT C. VERNON                     Chairman of the Board,                              June 27, 1997
--------------------------------         Chief Executive Officer and Secretary
Robert C. Vernon                         (Principal Executive Officer)


/s/ MARK HELLINGER                       President, Chief Operating Officer,                 June 27, 1997
--------------------------------         Chief Financial Officer and Director
Mark Hellinger                           (Principal Financial and Accounting Officer)


/s/ LYNDOL L. COOK                       Director                                            June 27, 1997
--------------------------------
Lyndol L. Cook

/s/ RANDOLPH S. NAYLOR                   Director                                            June 27, 1997
--------------------------------
Randolph S. Naylor

                                  EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION
-----------       -----------
    4.1           Registrant's Certificate of Incorporation.                              *
    4.2           Registrant's Bylaws.                                                    *
    4.3           Specimen Stock Certificate.                                             *
    5.1           Opinion of Cooley Godward LLP.
    10.1          Employee Stock Purchase Plan, as amended on March 31, 1997.
    10.2          1997 Nonstatutory Stock Option Plan.
    23.1          Consent of Ernst & Young LLP.
    23.2          Consent of Romito, Tomasetti & Associates, P.C.
    23.3          Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
    24.1          Power of Attorney.  Reference is made to Page 7.

------------------
* Filed as an exhibit to the Registration Statement on Form S-1 (No. 33-90816), and incorporated herein by reference.